Exhibit 4.1

                             SIGA Technologies, Inc.
    Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan,
                                   as amended

      The SIGA Technologies, Inc. 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") was initially adopted in 1996. The Plan subsequently was amended in 1998, 1999 and 2000 to increase the number of shares of Company Stock with respect to which awards may be granted under the Plan. The Plan was amended and restated in its entirety and renamed the SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan on May 3, 2001, by the Board of Directors, subject to approval by the stockholders of the Company. The Plan is hereby further amended and restated, subject to stockholder approval. The terms of the Plan, as amended and restated, shall apply to all Options granted after the effective date set forth in Section 24 hereof. The purposes of the Plan are to attract and retain the best available personnel, to provide an additional incentive to the employees, consultants and non-employee directors of SIGA Technologies, Inc., a Delaware corporation (the "Company"), and to promote the success of the Company's business.

1.    Definitions

      As used in the Plan, the following definitions apply to the terms indicated below:

      (a) "Affiliate" shall mean an entity (whether or not incorporated), controlling, controlled by or under common control with the Company.

      (b) "Board of Directors" shall mean the Board of Directors of SIGA Technologies, Inc.

      (c) "Cause" shall have the meaning set forth in any employment agreement between the Participant and the Company in effect as of the date the event giving rise to cause occurred. In the absence of such an employment agreement provision, "Cause" shall mean: (a) the Participant's conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) conduct of the Participant related to the Participant's employment for which either criminal or civil penalties against the Participant or the Company may be sought; (c) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (d) serious neglect or misconduct in the performance of the Participant's duties for the Company or willful or repeated failure or refusal to perform such duties; or (e) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

      (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (e) "Committee" shall mean the Committee appointed by the Board of Directors to administer the Plan; provided, however, that the Committee shall at all times consist of two or more persons, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of

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            Section 162(m) of the Code. With respect to any matters relating to the grant of Options to non-employee members of the Board of Directors or to individuals who are not reasonably expected to be "covered employees" within the meaning of Section 162(m) of the Code at the time the Option is exercised, the Committee may be the entire Board of Directors.

      (f) "Company" shall mean SIGA Technologies, Inc. or any successor thereto. References to the Company also shall include the Company's Affiliates unless the context clearly indicates otherwise.

      (g) "Company Stock" shall mean the common stock of the Company, par value $0.000l per share.

      (h) "Disability" shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.

      (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (j) "Fair Market Value" shall mean, with respect to a share of Company Stock on an applicable date:

      (i) If the principal market for the Company Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Company Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; (ii) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Company Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or, (iii) In the event that neither paragraph (i) nor (ii) shall apply, the Fair Market Value of a share of Company Stock on any day shall be determined in good faith by the Committee in a manner consistently applied.

      (k) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the applicable Option Agreement.

      (l) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option

      (m) "Option" shall mean an option to purchase shares of Company Stock (whether an Incentive Stock Option or a Non-Qualified Stock Option) that is granted pursuant to the Plan.

      (n) "Option Agreement" shall mean an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Option.

      (o) "Participant" shall mean an individual who is eligible to participate in the Plan pursuant to Section 5 hereof and to whom an Option is granted pursuant to the Plan, and, upon his or her death, the individual's successors, heirs, executors and administrators, as the case may be.

      (p) "Plan" shall mean this SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as it may be amended from time to time. Prior to the effective date hereof, the Plan was referred to as the SIGA Technologies, Inc. 1996 Incentive and Non-Qualified Stock Option Plan and the SIGA Corporation 1996 Stock Option Plan.

      (q) "Reload Option" shall mean an Option granted to a Participant in accordance with Section 6 hereof upon the exercise of an Option.

      (r) References in this Plan to a "termination of employment" or to a Participant or employee who terminates employment or the like, mean the Participant's (i) ceasing to be employed by, or to


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            provide consulting or other services for, the Company or any corporation (or any of its subsidiaries) which assumes the Participant's award in a transaction to which Section 424(a) of the Code applies or (ii) ceasing to be a member of the Board of Directors. For purposes of the foregoing, if a Participant (a) at the time of reference, is an employee, consultant or a member of the Board of Directors, or any two of the three relationships, or (b) ceases to be an employee, consultant or a member of the Board of Directors and immediately is engaged in another of such relationships with the Company, the Participant shall not be considered to have terminated employment until he ceases the last of such relationships with the Company.

2.    Stock Subject to the Plan

      (a)   Plan Limit

            Subject to adjustment as provided in Section 9 hereof, the Committee may grant Options hereunder with respect to shares of Company Stock that in the aggregate do not exceed 10,000,000 shares. To the extent that any Options terminate, expire or are cancelled without having been exercised, the shares covered by such Options shall again be available for grant under the Plan. Shares of Company Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

      (b)   Individual Limit

            Subject to adjustment as provided in Section 9 hereof, during any calendar year, the Committee shall not grant any one Participant Options hereunder with respect to more than 4,900,000 shares of Company Stock, which limit shall include any shares represented by an Option granted within the same year that has been cancelled.

3.    Administration of the Plan

      The Plan shall be administered by the Committee, provided, however, that in the absence of the appointment of the Committee or for any other reason determined by the Board of Directors, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall from time to time designate the individuals who shall be granted Options and the amount and type of such Options.

      The Committee shall have fill authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Option issued under it, correct any defect or supply any omission or reconcile any inconsistency in the Plan and any Option Agreement, adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate, and delegate such administrative responsibilities as it deems appropriate, provided, however, that the Committee shall retain the responsibility to designate the Option recipients and the amount and type of such Options. Decisions of the Committee shall be final and binding on all parties. The Committee's determinations under the Plan may, but need not, be uniform and may be made on a Participant-by-Participant basis (whether or not two or more Participants are similarly situated).

      The Committee may, in its absolute discretion, without amending the Plan, accelerate the date on which any Option granted under the Plan becomes vested or otherwise adjust any of the terms of such Option (except that no such adjustment shall, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Option unless the Committee determines that such adjustment is necessary or appropriate to prevent such Option from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code).

      Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment, and the impact, if any, of any such leave of absence on Options theretofore granted under the Plan shall be determined by the Committee in its absolute discretion, subject to applicable law.


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      A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present, or acts unanimously approved in writing by the entire Committee without a meeting, shall be the acts of the Committee.

      No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.    Eligibility

      The persons who shall be eligible to receive Options pursuant to the Plan shall be (i) officers and salaried employees of the Company and its subsidiaries (including employees who are also directors and prospective salaried employees conditioned on their becoming salaried employees), (ii) members of the Board of Directors (whether or not they also are employees of the Company), (iii) such consultants to the Company and its subsidiaries as the Committee shall select in its discretion, and (iv) any other key persons, as determined by the Committee in its sole discretion, provided, however, that Incentive Stock Options only may be granted to employees of the Company. For purposes of the preceding sentence, an employee means an individual who is (or is expected to be) classified as an employee of the Company for purposes of the Company's payroll. A director shall not be considered an employee of the Company as a result of the Company's payment of a director's fee.

5.    Options

      The Committee may grant Options pursuant to the Plan. Each Option shall be evidenced by an Option Agreement in such form and including such terms as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

      (a)   Identification of Options

            Each Option granted under the Plan shall be clearly identified in the applicable Option Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option. In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

      (b)   Exercise Price

            The exercise price-per-share of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine (which may be equal to, less than or greater than the then Fair Market Value of a share of Company Stock) on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by law. Subject to Paragraph (d) of this Section 6, the exercise price-per-share of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Incentive Stock Option is granted (except as permitted in connection with the assumption or issuance of Options in a transaction to which Section 424(a) of the Code applies) and, to the extent any compensation payable in respect of an Option is intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the exercise price-per-share of such Option shall be not less than 100% of the Fair Market Value of a share of Company Stock on the date on which such Option is granted.

      (c)   Term and Exercise of Options

            (1) Each Option shall be exercisable at such times and under such conditions as determined by the Committee and set forth in the applicable Option Agreement, including


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                  performance criteria with respect to the Company and/or the
                  Participant. Except as provided in Section 7 hereof, an Option shall first be exercisable as of the date on which it vests, and shall remain exercisable until the expiration of ten (10) years from the date such Option was granted; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

            (2) Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Option Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(4) hereof.

            (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, at such time as the Committee reasonably may require. Such notice shall be accompanied by the Option Agreement evidencing the Option, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Option Agreement shall be returned to him. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either:

                  (i) in cash, by certified check, bank cashier's check or wire transfer; or

                  (ii) unless provided otherwise in the applicable Option Agreement, in shares of Company Stock owned by the Participant (which, if acquired pursuant to the exercise of a stock option, were acquired at least six months prior to the option exercise date) and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company Stock with the balance in cash, by certified check, bank cashier's check or wire transfer; or

                  (iii) unless provided otherwise in the applicable Option
                        Agreement, pursuant to procedures adopted by the Committee whereby the Participant, by a properly written notice, shall direct (A) an immediate market sale or margin loan respecting all or a part of the shares of Company Stock to which the Participant is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the exercise price (B) the delivery of the shares of Company Stock from the Company directly to the brokerage firm, and (C) the delivery of the exercise price from the sale or margin loan proceeds from the brokerage firm directly to the Company.

                  (iv) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

                  (v) In addition, the Company may, in its sole discretion and at the request of the Participant, (A) lend to the Participant, with full recourse, an amount equal to such portion of the payment for the shares of Company Stock pursuant to the Option as the Committee may determine; or (B) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering such payment. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

            (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his or her beneficiary (or permitted transferee),


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                  as the case may be, and delivered to the Participant or his or her beneficiary (or permitted transferee), as the case may be, as soon as practicable following the effective date on which the Option is exercised.

      (d)   Limitations on Grant of Incentive Stock Options

            (1) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company (and any plans of any "subsidiary corporation" or "parent corporation" of the Company within the meaning of Section 424 of the Code) are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as Non-Qualified Stock Options. In such an event, the determination of which Options shall remain Incentive Stock Options and which shall be treated as Non-Qualified Stock Options shall be based on the order in which such Options were granted, with the excess over the first $100,000 granted deemed to be Non-Qualified Stock Options. All other terms and provisions of such Options that are deemed to be Non-Qualified Stock Options shall remain unchanged. Upon the exercise of an Option that, pursuant to this Section 6(d)(1) is treated in part as an Incentive Stock Option and in part as a Non-Qualified Stock Option, the Company shall issue separate stock certificates evidencing the shares of Company Stock treated as acquired upon exercise of an Incentive Stock Option and the shares of Company Stock treated as acquired upon exercise of a Non-Qualified Stock Option and shall identify each such certificate accordingly in its stock transfer records.

            (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" or "parent corporations" (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

      (e)   Grants of Reload Options

            If provided in the applicable Option Agreement, an additional option (the "Reload Option") shall be granted to any Participant who, pursuant to Section 6(c)(3)(ii), delivers shares of Company Stock in partial or full payment of the exercise price of an Option (the "Original Option"). The Reload Option shall be for a number of shares of Company Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Company Stock on the date of exercise of the Original Option, and shall have an expiration date no later than the expiration date of the Original Option. A Reload Option only may be granted if the exercise price-per-share of the Original Option is no less than the Fair Market Value of a share of Company Stock on its date of grant.

      (f)   Effect of Termination of Employment

            (1) Unless otherwise provided in an applicable Option Agreement, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death (i) Options granted to such Participant, to the extent that they were vested at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.


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            (2)   Unless otherwise provided in an applicable Option Agreement, in the event that the employment of a Participant with the Company shall terminate on account of the death or Disability of the Participant (i) Options granted to such Participant, to the extent that they were vested at the time of such termination, shall remain exercisable (pursuant to Section 16 hereof) until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of such termination, shall expire at the close of business on the date of such termination; provided. however, that no Option shall be exercisable after the expiration of its term.

            (3) Unless otherwise provided in an applicable Option Agreement, in the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the effective date of such termination (or deemed termination in accordance with Section 2(c)).

      (g)   Other Option Grants.

            The Committee, in its discretion, may grant Options with terms different than those set forth herein to the extent such Options are in substitution for and have terms equivalent to options granted by another company that was merged into or acquired by the Company or an Affiliate or whose assets or substantially all of whose assets were acquired by the Company or an Affiliate.

6.    Pre-Vesting Exercise

      (a)   Pre-Vesting Exercise

            The Committee, in an Option Agreement, may permit a Participant to exercise an Option prior to the date on which it vests; provided, however, the unvested portion of the Company Stock issuable upon exercise of such Option shall be subject to the nontransferability, forfeiture and repayment provisions of this Section 7 until such shares vest.

      (b)   Restrictions on Transferability

            Until a share of Company Stock vests, the Participant may not transfer or assign the Participant's rights to such share of Company Stock or to any cash payment related thereto. Until a share of Company Stock so vests, no attempt to transfer or assign such shares or the right to any cash payment related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee or assignee with any interest or right in or with respect to such share of Company Stock or such cash payment, and the attempted transfer or assignment shall be of no force and effect.

            Each such certificate that is issued pursuant to this Section 7 shall bear the following legend, in addition to any legends or restrictions imposed pursuant to Section 12 hereof:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan and an Agreement entered into between the registered owner of such shares and SIGA Technologies, Inc. A copy of the Plan and Agreement is on file in the office of the Secretary of SIGA Technologies, Inc."

            Such legend shall not be removed from the certificates evidencing such exercised shares of Company Stock until such shares vest, at which time stock certificates shall be issued pursuant to Section 12 hereof free of such legend.

            Each such stock certificate, together with the stock powers relating to such shares of Company Stock, shall be deposited by the Company with a custodian designated by the Company (the "Certificate Custodian"). The Company may designate itself as Certificate Custodian hereunder.


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            The Company shall cause such Certificate Custodian to issue to the
            Participant a receipt evidencing the certificates that are registered in the name of the Participant and are held by the Certificate Custodian.

      (c)   Dividends

            Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Company Stock issued pursuant to this Section 7, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of Company Stock vests, and shall be promptly deposited with the Certificate Custodian designated pursuant to Section 7(b) hereof until such share vests, at which time such property shall be delivered to the Participant. Any such cash dividends, prior to the date the share vests, shall be merely an unfunded, unsecured promise of the Company to pay a sum of money to the Participant in the future.

      (d)   Forfeiture and Repayment

            Upon termination of a Participant's employment with the Company or an Affiliate for any reason (including death), all unvested shares of Company Stock exercised pursuant to any Option hereunder shall be immediately and irrevocably forfeited. In the event of any such forfeiture, the Certificate Custodian shall surrender to the Company as soon as practicable after the effective date of such forfeiture all certificates for such shares issued to Participant by the Company. As soon as practicable after such surrender, but in no event later than 30 days after such surrender, Participant shall be entitled to a payment by the Company in an amount, in cash equal to the aggregate of the exercise price-per-share paid for each exercised but unvested share of Company Stock so forfeited.

7.    Right of Recapture

      If at any time within one year after the date on which a Participant exercises an Option, the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm
      (a) results in the Participant's termination or deemed termination of employment for Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from such exercise shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of such exercise, without regard to any subsequent change in the Fair Market Value of a share of Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

8.    Adjustment Upon Changes in Company Stock

      (a)   Shares Available for Grants

            Subject to any required action by the stockholders of the Company, in the event of any change in the number of shares of Company Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Company Stock with respect to which the Committee may grant Options under Section 3 hereof shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Company Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Company Stock with respect to which Options may be granted under Section 3 hereof as the Committee may deem appropriate. Any such adjustment pursuant to this Section 9(a) shall be made by the Committee, whose determination shall be final, binding and conclusive.


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

      (b) Outstanding Options -- Increase or Decrease in Issued Shares Without Consideration

            Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Company Stock subject to each outstanding Option and the exercise price-per-share of Company Stock of each such Option. Any such adjustment pursuant to this Section 9(b) shall be made by the Committee, whose determination shall be final, binding and conclusive.

      (c)   Outstanding Options -- Certain Mergers

            Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Company Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Company Stock subject to such Option would have received in such merger or consolidation.

      (d)   Outstanding Options -- Certain Other Transactions

            In the event of (1) a dissolution or liquidation of the Company, (2) a sale of all or substantially all of the Company's assets, (3) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (4) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Company Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (B) the exercise price of such Option; or

                  (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then vested) for an option on some or all of the property which a holder of the number of shares of Company Stock subject to such Option would have received in such transaction or on shares of the acquiror or surviving corporation and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the Option, or the number of shares or amount of property subject to the Option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

      (e)   Outstanding Options -- Other Changes

            In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 9(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each Option outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Company Stock subject to such Option, equal to the excess of (A) the Fair Market Value of Company Stock on the date of such cancellation over (B) the exercise price of such Option.

      (f)   Effect of Loss of Affiliate Status

            If an entity ceases to be an Affiliate because the Company sells its interest in such entity to another party or parties, such event shall constitute a termination of employment from the Company and its Affiliates by Participants employed by such entity as of the date it ceases to be an Affiliate. The Committee may, but need not, adjust the provisions of the Plan related to the expiration of any Options not yet vested at termination of employment, as it considers appropriate in connection with the specific event resulting in loss of Affiliate status.

      (g)   No Other Rights

            Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to an Option or the exercise price of any Option.

9.    Rights as a Stockholder

      No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Option granted pursuant to this Plan until the date that the Participant becomes the registered owner of such shares. Except as otherwise expressly provided in
      Section 9 hereof, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

10.   No Special Employment Rights; No Right to Option

      Nothing contained in the Plan or any Option Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or other relationship with the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. No person shall have any claim or right to receive an Option hereunder. The Committee's granting of an Option to a Participant at any time shall neither require the Committee to grant an Option to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

11.   Securities Matters

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended from time to time, of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. The Company shall not permit any shares of

      Company Stock to be issued pursuant to the Plan unless such shares of Company Stock are fully paid and non-assessable, within the meaning of
      Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

      (b) The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain a refund of any amount paid with respect thereto.

12.   Withholding Taxes

      (a)   Cash Remittance

            Whenever shares of Company Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, in cash, an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise prior to the delivery of any certificate or certificates for such shares.

      (b)   Stock Remittance

            At the election of the Participant, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 13(a) hereof, the Participant may tender to the Company a number of shares of Company Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.

      (c)   Stock Withholding

            The Company shall have the right, when shares of Company Stock are to be issued upon the exercise of an Option in lieu of requiring the remittance required by Section 13(a) hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and is not greater than the Participant's estimated total federal, state and local tax obligations associated with such exercise.

13.   Amendment or Termination of the Plan

      The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that if and to the extent required under Section 422 of the Code (if and to the extent that the Board of Directors deems it appropriate to comply with
      Section 422) and if and to the extent required to treat some or all of the Options as "performance-based compensation" within the meaning of Section 162(m) of the Code (if and to the extent that the Board of Directors deems it appropriate to meet such requirements), no amendment shall be effective without the approval of the stockholders of the Company, that (i) except as provided in Section 9 hereof, increases the number of shares of Company Stock with respect to which Options may be issued under the Plan, (ii) modifies the class of individuals eligible to participate in the Plan or
      (iii) materially increases the benefits accruing to individuals pursuant to the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action under this Section 14 may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Option except to the extent that the Board of Directors determines that such amendment is necessary or appropriate to prevent such Options from constituting "applicable employee remuneration" within the meaning of
      Section 162(m) of the Code.

14.   No Obligation to Exercise

      The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

15.   Transferability of Options

      (a) Except as otherwise provided in this Section 16, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

      (b) Upon the death of a Participant, outstanding Options granted to such Participant that have not been transferred pursuant to Section 16(a) hereof may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Option, or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer.

      (c) Any permissible transfer of an Option only shall be effective after the Committee shall have been furnished with an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Option.

      (d) In the event that at any time any doubt exists as to the right of any person to exercise or receive a payment under an Option, the Committee shall be entitled, in its discretion, to delay such exercise or payment until it is satisfied that such right has been confirmed (which may, but need not be, by order of a court of competent jurisdiction), or to permit such exercise or make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

16.   Expenses and Receipts

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

17.   Limitations Imposed by Section 162(m)

      Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an Option may be limited as a result of Section 162(m) of the Code, the Committee may delay the payment in respect of such Option until a date that is within 30 days after the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code. In the event that a Participant exercises an Option at a time when the Participant is a "covered employee," and the Committee determines to delay the payment in respect of any such Option, the Committee shall credit cash or, in the case of an amount payable in Company Stock, the Fair Market Value of the Company Stock, payable to the Participant to a book account. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution.

      The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

18.   Mitigation of Excise Tax

      If any payment or right accruing to a Participant under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Participant from the Company or an affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), the Committee may in each particular instance determine to (i) reduce such payment or right to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, or (ii) take such other actions, or make such other arrangements or payments with respect to any such payment or right as the Committee may determine in the circumstances. Any such determination shall be made by the Committee in the exercise of its sole discretion, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate as may be requested by the Committee in connection with the Committee's determination, including providing the Committee with such information concerning such Participant as the Committee may deem relevant to its determination.

19.   Participant Obligation to Notify

      In the event that the Participant (a) disposes of any shares of Company Stock acquired upon the exercise of an Incentive Stock Option (i) prior to the expiration of two years after the date such Incentive Stock Option was granted or prior to one year after the date the shares were acquired or
      (ii) under any other circumstances described in Section 422(a) of the Code or any successor provision, or (b) makes an election under Section 83(b) of the Code or any successor provision, with respect to Company Stock acquired pursuant to Section 7 hereof, the Participant shall notify the Company of such disposition or election within 10 days thereof

20.   Information to Participants

      To the extent required by applicable law, the Company shall provide to each Participant, during the period for which such Participant has one or more Options outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. Except as otherwise noted in the foregoing sentence, the Company shall have no obligation or duty to affirmatively disclose to any Participant, and no Participant shall have any right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or otherwise in connection with, the exercise of an Option.

21.   Funding

      All benefits payable under this Plan shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under this Plan.

22.   Failure to Comply

      In addition to the remedies of the Company elsewhere provided for herein, a failure by a Participant (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or beneficiary or permitted transferee) evidencing an Option, unless such failure is remedied by such Participant (or beneficiary or permitted transferee) within 10 days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.   Effective Date of Plan

      The Plan was initially adopted by the Board of Directors in 1996 and was approved by shareholders of the Company. The Plan was subsequently amended in 1998, 1999 and 2000 to increase the number of shares with respect to which Options may be granted under the Plan and each of the amendments was approved by the shareholders of the Company. An amendment and restatement to the Plan was approved by the Board of Directors, on May 3, 2001, subject to approval by the stockholders of the Company, and the Plan as further amended and restated was approved by the Board of Directors, as of June 29, 2001, subject to approval by the stockholders of the Company. Options that were not previously authorized by the stockholders of the Company under the provisions of the Plan as in effect prior to May 3, 2001 that have not yet been approved by the stockholders may be granted under the Plan at any time prior to the receipt of such stockholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval. If the amended and restated Plan is not so approved on or before May 3, 2002, then the May 3, 2001 and the June 29, 2001 amendments and restatements of the Plan and all Options granted pursuant to such amendments and restatements shall forthwith automatically terminate and be of no force or effect.

24.   Term of the Plan

      The right to grant Options under the Plan will terminate on January 1, 2006 with respect to the 2,500,000 shares of Company Stock authorized under the provisions of the Plan in effect prior to this amendment and restatement, and on May 3, 2011 with respect to the additional 5,000,000 shares of Company Stock authorized pursuant to the May 3, 2001 amendment and restatement.

25.   Applicable Law

      Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

26.   Severability

      If any provision of the Plan shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent expressed by the Plan or
      (b) if such provision cannot be so reformed, such provision shall be severed from the Plan and, in the discretion of the Committee, an equitable adjustment shall be made to the Plan (including, without limitation, addition of necessary further provisions to the Plan) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of the Plan.